Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F‑3 (File No. 333‑289819) of Oncolytics Biotech Inc. (the “Company”) and in the related Prospectus of our report dated March 30, 2026, with respect to the consolidated financial statements of the Company included in this Annual Report on Form 10‑K for the year ended December 31, 2025.

Calgary, Alberta	/s/ Ernst & Young LLP
March 30, 2026	Chartered Professional Accountants